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                                                                     EXHIBIT (j)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
ING Partners, Inc.:

We consent to the use of our report dated February 8, 2002 on the statements of assets and liabilities of Alger Growth Portfolio, Alger Aggressive Growth Portfolio, UBS Tactical Asset Allocation Portfolio, DSI Enhanced Index Portfolio, Goldman Sachs Capital Growth Portfolio, MFS Capital Opportunities Portfolio, MFS Emerging Equities Portfolio, MFS Research Growth Portfolio, OpCap Balanced Value Portfolio, Salomon Brothers Investors Value Portfolio, Salomon Brothers Capital Portfolio, Scudder International Growth Portoflio, and T. Rowe Price Growth Equity Portfolio, each a series of ING Partners, Inc. (formerly Portfolio Partners, Inc.), as of December 31, 2001, and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented in the annual report, incorporated by reference in Post-Effective Amendment No. 9, to Registration Statement (No. 333-32575) on Form N-1A udner the Securities Act of 1933.

We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                            KPMG LLP

Boston, Massachuestts
April 25, 2002